Exhibit 99.1

TRI POINTE GROUP, INC. REPORTS 2020 FIRST QUARTER RESULTS

-New Home Orders up 26% Year-Over-Year-
-Backlog Dollar Value up 31% Year-Over-Year-
-Homebuilding Gross Margin Percentage of 20.5%-
-Diluted Earnings Per Share of $0.24-
-Ended the Quarter with $678 Million of Total Liquidity-
IRVINE, CALIFORNIA, April 23, 2020 / Business Wire / TRI Pointe Group, Inc. (the “Company”) (NYSE:TPH) today announced results for the first quarter ended March 31, 2020.
“While I am extremely pleased with our results this quarter, TRI Pointe Group’s primary focus over the past several weeks has been the health and well-being of its employees, trade partners and customers since the outbreak of COVID-19,” said TRI Pointe Group Chief Executive Officer Doug Bauer. “As soon as the threat of the virus became evident, we adjusted our business practices to substantially limit in-person interaction and promote social distancing. Overcoming this pandemic will require everyone’s collective efforts to stop the spread of the virus, and TRI Pointe is dedicated to doing its part.”
Mr. Bauer continued, “The measures we’ve taken as a nation to combat the virus will no doubt have a lasting impact on the economy and our industry. Fortunately, TRI Pointe enters this period of uncertainty in a position of relative strength, with a quarter-end net debt-to-net capital ratio of 35.4% and over $670 million in cash and available liquidity. This financial strength, coupled with the experience of our seasoned leadership team in navigating through difficult times, gives me confidence that TRI Pointe is well positioned to deal with the current market environment.”
Mr. Bauer concluded, “From a macro perspective, I remain optimistic about the long-term outlook for our industry post COVID-19. The demographic shifts occurring in this country have created a need for more housing, while the supply of existing homes remains low. These two factors, along with my belief in the resiliency of the American economy, give me confidence in the future of our industry and TRI Pointe in particular.”
Results and Operational Data for First Quarter 2020 and Comparisons to First Quarter 2019

•	Net income was $31.9 million, or $0.24 per diluted share, compared to $71,000, or $0.00 per diluted share

•	Home sales revenue of $594.8 million compared to $492.7 million, an increase of 21%

◦	New home deliveries of 958 homes compared to 814 homes, an increase of 18%

◦	Average sales price of homes delivered of $621,000 compared to $605,000, an increase of 3%

•	Homebuilding gross margin percentage of 20.5% compared to 14.4%, an increase of 610 basis points

◦	Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 23.4%*

•	SG&A expense as a percentage of homes sales revenue of 13.9% compared to 15.7%, a decrease of 180 basis points

•	Net new home orders of 1,661 compared to 1,321, an increase of 26%

•	Active selling communities averaged 140.8 compared to 147.8, a decrease of 5%

◦	New home orders per average selling community were 11.8 orders (3.9 monthly) compared to 8.9 orders (3.0 monthly)

◦	Cancellation rate of 13% compared to 15%

•	Backlog units at quarter end of 2,455 homes compared to 1,842, an increase of 33%

◦	Dollar value of backlog at quarter end of $1.6 billion compared to $1.2 billion, an increase of 31%

◦	Average sales price of homes in backlog at quarter end of $659,000 compared to $672,000, a decrease of 2%

•	Ratios of debt-to-capital and net debt-to-net capital of 45.8% and 35.4%*, respectively, as of March 31, 2020

•	Repurchased 6,558,323 shares of common stock at a weighted average price per share of $15.55 for an aggregate dollar amount of $102.0 million in the three months ended March 31, 2020

•
Ended the first quarter of 2020 with total liquidity of $677.5 million, including cash and cash equivalents of $624.1 million and $53.4 million of availability under the Company’s unsecured revolving credit facility

*    See “Reconciliation of Non-GAAP Financial Measures”
“I am extremely pleased with how our team members have adapted to the new reality brought on by the pandemic,” said TRI Pointe Group President and Chief Operating Officer Tom Mitchell. “We continue to effectively manage all aspects of the business on a day-to-day basis. I am proud that our teams continue to find creative ways to satisfy our customers through sales, construction and service. In many ways, the changes we’ve had to make as an industry play to TRI Pointe’s strengths, thanks to the investments we’ve made in our digital platform. Our ability to market and sell our homes using virtual tools has allowed us to continue to generate sales leads and convert web traffic into orders in this environment.  In addition, we have provided customers with alternatives to conduct their new home closing, from curbside and window signing, to limited power of attorney with their settlement agent and remote online notarization.  We believe our online presence will be a significant asset during this time of limited or no in-person interaction and will have an enduring cost-benefit to our business going forward.”
Outlook
Due to the uncertainty regarding the effects of the COVID-19 pandemic on both the U.S. economy and the Company’s business operations and financial performance, the Company has withdrawn its previously issued guidance for fiscal 2020.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 5:00 p.m. Eastern Time on Thursday, April 23, 2020.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, and Glenn Keeler, Chief Financial Officer.
Interested parties can listen to the call live and view the related presentation slides on the internet through the Investors section of the Company’s website at www.TRIPointeGroup.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software.  The call can also be accessed by dialing 1-877-407-3982 for domestic participants or 1-201-493-6780 for international participants. Participants should ask for the TRI Pointe Group First Quarter 2020 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start. The replay of the call will be available for two weeks following the call.  To access the replay, the domestic dial-in number is 1-844-512-2921, the international dial-in number is 1-412-317-6671, and the reference code is #13701509.  An archive of the webcast will be available on the Company’s website for a limited time.
About TRI Pointe Group®
Headquartered in Irvine, California, TRI Pointe Group, Inc. (NYSE: TPH) is a family of premium, regional homebuilders that designs, builds, and sells homes in major U.S. markets. As one of the top 10 largest public homebuilding companies based on revenue in the United States, TRI Pointe Group combines the resources, operational sophistication, and leadership of a national organization with the regional insights, community ties, and agility of local homebuilders. The TRI Pointe Group family includes Maracay® in Arizona, Pardee Homes® in California and Nevada, Quadrant Homes® in Washington, Trendmaker® Homes in Texas, TRI Pointe Homes® in California, Colorado and the Carolinas, and Winchester® Homes* in Maryland and Virginia. TRI Pointe Group was named 2019 Builder of the Year by Builder and Developer magazine, recognized in Fortune magazine’s 2017 100

Fastest-Growing Companies list, and garnered the 2015 Builder of the Year Award by Builder magazine. The company was also named one of the Best Places to Work in Orange County by the Orange County Business Journal in 2016, 2017, 2018 and 2019. For more information, please visit www.TriPointeGroup.com.
*Winchester is a registered trademark and is used with permission.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of the ongoing COVID-19 pandemic, which are highly uncertain, cannot be predicted and will depend upon future developments, including the severity of COVID-19 and the duration of the outbreak, the duration of existing social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability of a vaccine, adequate testing and treatments and the prevalence of widespread immunity to COVID-19; the impacts on our supply chain, the health of our employees, service providers and trade partners, and the reactions of U.S. and global markets and their effects on consumer confidence and spending; the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; raw material and labor prices and availability; oil and other energy prices; the effect of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effect of weather, including the re-occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effect of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:
Chris Martin, TRI Pointe Group
Drew Mackintosh, Mackintosh Investor Relations
InvestorRelations@TRIPointeGroup.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019	Change	% Change
Operating Data:
Home sales revenue	$594,838	$492,703	$102,135	20.7%
Homebuilding gross margin	$121,956	$71,167	$50,789	71.4%
Homebuilding gross margin %	20.5%	14.4%	6.1%
Adjusted homebuilding gross margin %*	23.4%	18.4%	5.0%
SG&A expense	$82,474	$77,586	$4,888	6.3%
SG&A expense as a % of home sales revenue	13.9%	15.7%	(1.8)%
Net income	$31,883	$71	$31,812	44,805.6%
Adjusted EBITDA*	$67,956	$28,150	$39,806	141.4%
Interest incurred	$20,779	$23,373	$(2,594)	(11.1)%
Interest in cost of home sales	$16,822	$14,191	$2,631	18.5%

Other Data:
Net new home orders	1,661	1,321	340	25.7%
New homes delivered	958	814	144	17.7%
Average sales price of homes delivered	$621	$605	$16	2.6%
Cancellation rate	13%	15%	(2)%
Average selling communities	140.8	147.8	(7.0)	(4.7)%
Selling communities at end of period	143	146	(3)	(2.1)%
Backlog (estimated dollar value)	$1,618,481	$1,237,838	$380,643	30.8%
Backlog (homes)	2,455	1,842	613	33.3%
Average sales price in backlog	$659	$672	$(13)	(1.9)%

	March 31,	December 31,
	2020	2019	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$624,129	$329,011	$295,118	89.7%
Real estate inventories	$3,194,148	$3,065,436	$128,712	4.2%
Lots owned or controlled	32,007	30,029	1,978	6.6%
Homes under construction (1)	2,564	2,269	295	13.0%
Homes completed, unsold	308	343	(35)	(10.2)%
Debt	$1,784,925	$1,283,985	$500,940	39.0%
Stockholders’ equity	$2,115,281	$2,186,530	$(71,249)	(3.3)%
Book capitalization	$3,900,206	$3,470,515	$429,691	12.4%
Ratio of debt-to-capital	45.8%	37.0%	8.8%
Ratio of net debt-to-net capital*	35.4%	30.4%	5.0%
__________

(1)	Homes under construction included 55 and 78 models at March 31, 2020 and December 31, 2019, respectively.

*	See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2020	2019
Assets	(unaudited)
Cash and cash equivalents	$624,129	$329,011
Receivables	83,701	69,276
Real estate inventories	3,194,148	3,065,436
Investments in unconsolidated entities	11,091	11,745
Goodwill and other intangible assets, net	159,759	159,893
Deferred tax assets, net	46,266	49,904
Other assets	173,959	173,425
Total assets	$4,293,053	$3,858,690

Liabilities
Accounts payable	$77,275	$66,120
Accrued expenses and other liabilities	315,560	322,043
Loans payable	750,000	250,000
Senior notes	1,034,925	1,033,985
Total liabilities	2,177,760	1,672,148

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 130,236,981 and 136,149,633 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	1,302	1,361
Additional paid-in capital	478,122	581,195
Retained earnings	1,635,857	1,603,974
Total stockholders’ equity	2,115,281	2,186,530
Noncontrolling interests	12	12
Total equity	2,115,293	2,186,542
Total liabilities and equity	$4,293,053	$3,858,690

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Homebuilding:
Home sales revenue	$594,838	$492,703
Land and lot sales revenue	—	1,029
Other operations revenue	618	598
Total revenues	595,456	494,330
Cost of home sales	472,882	421,536
Cost of land and lot sales	202	1,495
Other operations expense	624	590
Sales and marketing	42,637	38,989
General and administrative	39,837	38,597
Homebuilding income (loss) from operations	39,274	(6,877)
Equity in loss of unconsolidated entities	(14)	(25)
Other income, net	373	6,241
Homebuilding income (loss) before income taxes	39,633	(661)
Financial Services:
Revenues	1,594	302
Expenses	1,079	321
Equity in income of unconsolidated entities	1,556	775
Financial services income before income taxes	2,071	756
Income before income taxes	41,704	95
Provision for income taxes	(9,821)	(24)
Net income	$31,883	$71
Earnings per share
Basic	$0.24	$0.00
Diluted	$0.24	$0.00
Weighted average shares outstanding
Basic	134,361,148	141,865,270
Diluted	135,038,481	142,390,163

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2020		2019
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
New Homes Delivered:
Maracay	140	$513	74	$535
Pardee Homes	257	694	242	557
Quadrant Homes	52	836	44	983
Trendmaker Homes	209	460	154	455
TRI Pointe Homes	226	702	242	710
Winchester Homes	74	628	58	571
Total	958	$621	814	$605

	Three Months Ended March 31,
	2020		2019
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
New Homes Delivered:
California	339	$763	328	$679
Colorado	64	568	72	549
Maryland	55	561	38	466
Virginia	19	819	20	769
Arizona	140	513	74	535
Nevada	80	528	84	529
Texas	209	460	154	455
Washington	52	836	44	983
Total	958	$621	814	$605

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(unaudited)

	Three Months Ended March 31,
	2020		2019
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Net New Home Orders:
Maracay	240	15.3	161	11.8
Pardee Homes	475	41.5	433	44.5
Quadrant Homes	126	7.0	75	7.2
Trendmaker Homes	234	30.2	243	39.3
TRI Pointe Homes	414	32.8	295	30.8
Winchester Homes	172	14.0	114	14.2
Total	1,661	140.8	1,321	147.8

	Three Months Ended March 31,
	2020		2019
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Net New Home Orders:
California	664	55.6	517	54.7
Colorado	59	4.5	81	7.0
Maryland	123	10.0	84	9.8
Virginia	49	4.0	30	4.5
Arizona	240	15.3	161	11.8
Nevada	166	14.2	130	13.5
Texas	234	30.2	243	39.3
Washington	126	7.0	75	7.2
Total	1,661	140.8	1,321	147.8

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(dollars in thousands)
(unaudited)

	As of March 31, 2020			As of March 31, 2019
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Backlog:
Maracay	430	$239,555	$557	238	$139,862	$588
Pardee Homes	678	491,236	725	593	472,729	797
Quadrant Homes	163	145,873	895	77	75,599	982
Trendmaker Homes	370	183,012	495	402	196,256	488
TRI Pointe Homes	517	365,638	707	371	247,399	667
Winchester Homes	297	193,167	650	161	105,993	658
Total	2,455	$1,618,481	$659	1,842	$1,237,838	$672

	As of March 31, 2020			As of March 31, 2019
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Backlog:
California	877	$670,672	$765	645	$530,031	$822
Colorado	95	56,278	592	153	86,570	566
Maryland	185	104,737	566	107	56,087	524
Virginia	112	88,430	790	54	49,906	924
Arizona	430	239,555	557	238	139,862	588
Nevada	223	129,924	583	166	103,527	624
Texas	370	183,012	495	402	196,256	488
Washington	163	145,873	895	77	75,599	982
Total	2,455	$1,618,481	$659	1,842	$1,237,838	$672

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(unaudited)

	March 31,	December 31,
	2020	2019
Lots Owned or Controlled(1):
Maracay	3,727	3,730
Pardee Homes	13,327	13,267
Quadrant Homes	1,051	1,103
Trendmaker Homes	5,398	4,034
TRI Pointe Homes	6,804	6,170
Winchester Homes	1,700	1,725
Total	32,007	30,029

	March 31,	December 31,
	2020	2019
Lots Owned or Controlled(1):
California	14,802	14,677
Colorado	1,133	1,033
Maryland	947	1,140
Virginia	753	585
Arizona	3,727	3,730
Nevada	2,133	2,026
North Carolina	2,010	1,590
South Carolina	53	111
Texas	5,398	4,034
Washington	1,051	1,103
Total	32,007	30,029

	March 31,	December 31,
	2020	2019
Lots by Ownership Type:
Lots owned	22,860	22,845
Lots controlled(1)	9,147	7,184
Total	32,007	30,029
__________

(1)	As of March 31, 2020 and December 31, 2019, lots controlled included lots that were under land option contracts or purchase contracts.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following table reconciles homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended March 31,
	2020	%	2019	%
	(dollars in thousands)
Home sales revenue	$594,838	100.0%	$492,703	100.0%
Cost of home sales	472,882	79.5%	421,536	85.6%
Homebuilding gross margin	121,956	20.5%	71,167	14.4%
Add: interest in cost of home sales	16,822	2.8%	14,191	2.9%
Add: impairments and lot option abandonments	349	0.1%	5,202	1.1%
Adjusted homebuilding gross margin	$139,127	23.4%	$90,560	18.4%
Homebuilding gross margin percentage	20.5%		14.4%
Adjusted homebuilding gross margin percentage	23.4%		18.4%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	March 31, 2020	December 31, 2019
Loans payable	$750,000	$250,000
Senior notes	1,034,925	1,033,985
Total debt	1,784,925	1,283,985
Stockholders’ equity	2,115,281	2,186,530
Total capital	$3,900,206	$3,470,515
Ratio of debt-to-capital(1)	45.8%	37.0%

Total debt	$1,784,925	$1,283,985
Less: Cash and cash equivalents	(624,129)	(329,011)
Net debt	1,160,796	954,974
Stockholders’ equity	2,115,281	2,186,530
Net capital	$3,276,077	$3,141,504
Ratio of net debt-to-net capital(2)	35.4%	30.4%
__________

(1)	The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by the sum of total debt plus stockholders’ equity.

(2)	The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is total debt less cash and cash equivalents) by the sum of net debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income, as reported and prepared in accordance with GAAP.  EBITDA means net income before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net income	$31,883	$71
Interest expense:
Interest incurred	20,779	23,373
Interest capitalized	(20,779)	(23,373)
Amortization of interest in cost of sales	16,822	14,333
Provision for income taxes	9,821	24
Depreciation and amortization	5,456	5,085
EBITDA	63,982	19,513
Amortization of stock-based compensation	3,625	3,435
Impairments and lot option abandonments	349	5,202
Adjusted EBITDA	$67,956	$28,150